EXHIBIT 5.1











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                   [Letterhead of Thacher Proffitt & Wood LLP]



                                                     June 29, 2004


Citigroup Global Markets Inc.,
as representative of the several underwriters
390 Greenwich Street
New York, New York 10013

                  Opinion: Underwriting Agreement (Tax)
                  Citigroup Mortgage Loan Trust Inc.,
                  Mortgage Pass-Through Certificates, Series 2004-NCM1
                  ----------------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel to Citigroup Mortgage Loan Trust Inc. (the "Depositor") and Citigroup Global Markets Inc. (the "Underwriter") in connection with (i) the Mortgage Loan Purchase Agreement, dated June 28, 2004 (the "Seller Sale Agreement"), between the Depositor and National City Mortgage Co. (the "Seller"), (ii) the Pooling and Servicing Agreement, dated as of June 1, 2004 (the "Pooling and Servicing Agreement"), among the Depositor, National City Mortgage Co. (the "Master Servicer") and U.S. Bank National Association (the "Trustee"), and the certificates issued pursuant thereto designated as Citigroup Mortgage Loan Trust Inc., Mortgage Pass-Through Certificates, Series 2004-NCM1 (the "Certificates"), (iii) the Underwriting Agreement, dated June 28, 2004 (the "Underwriting Agreement"), between the Depositor and the Underwriter, (iv) the Certificate Purchase Agreement, dated June 29, 2004 (the "Certificate Purchase Agreement"), between the Depositor and Citigroup Global Markets Inc. (the "Initial Purchaser"), (v) the Indemnification Agreement, dated June 28, 2004 (the "Indemnification Agreement"), between the Seller and the Depositor, (vi) the Prospectus Supplement, dated June 28, 2004 (the "Prospectus Supplement"), and the Prospectus to which it relates, dated February 9, 2004 (the "Base Prospectus"; together with the Prospectus Supplement, the "Prospectus") and
(vii) the Private Placement Memorandum, dated June 29, 2004 (the "Memorandum"). The Seller Sale Agreement, the Pooling and Servicing Agreement, the Underwriting Agreement, the Certificate Purchase Agreement and the Indemnification Agreement are collectively referred to herein as the "Agreements." Capitalized terms not defined herein have the meanings assigned to them in the Agreements.

         In rendering this opinion letter, as to relevant factual matters we have examined the documents described above and such other documents as we have deemed necessary including, where we have deemed appropriate, representations or certifications of officers of parties thereto or public officials. In rendering this opinion letter, except for the matters that are specifically addressed in the opinions expressed below, with your permission we have assumed, and are relying thereon without independent investigation, (i) the authenticity of all documents submitted to us as originals or as copies thereof, and the conformity to the originals of all documents submitted to us as copies, (ii) the necessary entity formation and continuing existence in the jurisdiction of formation, and the necessary licensing and qualification in all jurisdictions, of all parties to all documents, (iii) the



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necessary authorization, execution, delivery and enforceability of all documents, and the necessary entity power with respect thereto, and (iv) that there is not any other agreement that modifies or supplements the agreements expressed in any document to which this opinion letter relates and that renders any of the opinions expressed below inconsistent with such document as so modified or supplemented. In rendering this opinion letter, except for the matters that are specifically addressed in the opinions expressed below, we have made no inquiry, have conducted no investigation and assume no responsibility with respect to (a) the accuracy of and compliance by the parties thereto with the representations, warranties and covenants as to factual matters contained in any document or (b) the conformity of the underlying assets and related documents to the requirements of any agreement to which this opinion letter relates.

         This opinion letter is based upon our review of the documents referred to herein. We have conducted no independent investigation with respect to the facts contained in such documents and relied upon in rendering this opinion letter. We also note that we do not represent any of the parties to the transactions to which this opinion letter relates or any of their affiliates in connection with matters other than certain transactions. However, the attorneys in this firm who are directly involved in the representation of parties to the transactions to which this opinion letter relates have no actual present knowledge of the inaccuracy of any fact relied upon in rendering this opinion letter.

         In rendering this opinion letter, we do not express any opinion concerning any law other than the federal income tax laws of the United States, including without limitation the Internal Revenue Code of 1986, as amended (the "Code") applicable to a real estate mortgage investment conduit ("REMIC"). We do not express any opinion herein with respect to any matter not specifically addressed in the opinions expressed below, including without limitation (i) any statute, regulation or provision of law of any county, municipality or other political subdivision or any agency or instrumentality thereof or (ii) the securities or tax laws of any jurisdiction.

         The tax opinions set forth below are based upon the existing provisions of applicable law and regulations issued or proposed thereunder, published rulings and releases of applicable agencies or other governmental bodies and existing case law, any of which or the effect of any of which could change at any time. Any such changes may be retroactive in application and could modify the legal conclusions upon which such opinions are based. The opinions expressed herein are limited as described below, and we do not express any opinion on any other legal or income tax aspect of the transactions contemplated by the documents relating to the transaction.

         Based upon and subject to the foregoing, it is our opinion that:

         1. The statements made in the Prospectus Supplement under the heading "Federal Income Tax Consequences", to the extent that they constitute matters of law or legal conclusions with respect thereto, while not purporting to discuss all possible consequences of investment in the Certificates offered thereby, are correct in all material respects with respect to those consequences or matters that are discussed therein.

         2. Assuming the accuracy of and compliance with the factual representations, covenants and other provisions of the Agreements without any waiver or modification thereof,



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                  for United States federal income tax purposes within the
                  meaning of the Code in effect on the date hereof, (i) each of REMIC I, REMIC II and REMIC III will qualify as a REMIC within the meaning of the Code, (ii) the REMIC I Regular Interests will represent ownership of the "regular interests" in REMIC I, and the Class R-I Interest will constitute the sole class of "residual interests" in REMIC I, (iii) the REMIC II Regular Interests will represent ownership of the "regular interests" in REMIC II, and the Class R-II Interest will constitute the sole class of "residual interests" in REMIC II, (iv) each class of the Class A Certificates, Class XS Certificates, Class PO Certificates and Class B Certificates will represent ownership of "regular interests" in REMIC III and will generally be treated as debt instruments of REMIC III, and the Class R-III Interest will constitute the sole class of "residual interests" in REMIC III and (iv) the Class R Certificates will evidence ownership of the Class R-I Interest, Class P-II Interest and Class R-III Interest.

         We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement, and to the use of our name in the prospectus and prospectus supplement included in the Registration Statement under the headings "Federal Income Tax Consequences" and "Legal Matters," without admitting that we are "persons" within the meaning of Section 7(a) or 11(a)(4) of the 1933 Act, or "experts" within the meaning of Section 11 thereof, with respect to any portion of the Registration Statement.

                                             Very truly yours,

                                             /s/ Thacher Proffitt & Wood LLP